Exhibit 99.1

500 Laurel Street Baton Rouge, Louisiana 70801 P: 225-248-7600 F: 225-248-7650

FOR IMMEDIATE RELEASE	Misty Albrecht
Sept. 25, 2020	b1BANK
225.286.7879
Misty.Albrecht@b1BANK.com

Business First Bancshares, Inc. Announces the Appointment of a New Board Member

Baton Rouge, La. – b1BANK President and CEO Jude Melville announced today the addition of Carol Calkins to the board of directors of b1BANK and its parent company Business First Bancshares, Inc (Nasdaq: BFST).

Calkins is a Certified Public Accountant and joins the board with over 30 years of finance, audit, and environmental, social and governance criteria (ESG) experience. During her 22-year tenure at PricewaterhouseCoopers (PwC) she held several roles including National Partner in Charge of PwC’s Sales & Use Tax Group, SALT Practice Partner for Technology & Section 302/404, and PwC’s National co-chair for Diversity and Work-Life Quality. She has used her experience in government, industry, and public accounting to develop pragmatic and efficient solutions for issues related to restructuring, business processes, Sarbanes-Oxley Act, relationship connectivity and mergers and acquisitions.

“Carol’s deep background in finance, her demonstrated passion for people, and her extensive connections in and commitment to both the Louisiana and Texas portions of our footprint make her a strong fit for our board,” said Melville. “Our team looks forward to working closely with her over the next few years as we together continue to turn challenges into opportunities.”

Calkins is a lecturer, lobbyist, and author on state and local tax issues. Her articles have been published in the Journal of Accountancy, Today’s CPA and The Oil and Gas Journal. She is an inductee of New York City YWCA Top 100 Women in Business and Louisiana State University E.J. Ourso College of Business Hall of Distinction.

“I am delighted to join the Business First Bancshares, Inc. and b1BANK Board of Directors,” said Calkins. “People and community are my passion. I look forward to bringing my combined experience in finance, audit, and ESG to b1BANK as we continue to leverage our commitment to the community banking industry.”

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500 Laurel Street Baton Rouge, Louisiana 70801 P: 225-248-7600 F: 225-248-7650

Calkins is the former Chair of the State Taxation Committee for the American Institute of Certified Public Accounts and the Texas Society of CPAs. She sat on the board of the Texas Ballet, The Arts Community Alliance, and is a former Gun Barrel City Council Member. She is a member of the LSU National Foundation Board, the Executive Committee & North Texas Leader for the Fierce for the Future campaign for the Louisiana State University E.J. Ourso College of Business, and a member of PwC’s Retired Partner Council.

About Business First Bancshares, Inc.

Business First Bancshares, Inc., through its banking subsidiary b1BANK, formerly known as Business First Bank, operates 42 banking centers in markets across Louisiana and in the Dallas, Texas area. b1BANK provides commercial and personal banking, treasury management and wealth solutions services to small to midsize businesses and their owners and employees. Visit www.b1BANK.com for more information. Business First’s common stock is traded on the NASDAQ Global Select Market under the symbol “BFST.”

Special Note Regarding Forward-Looking Statements

Statements in this press release may not be based on historical facts and may be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by reference to future period(s) or by the use of forward-looking terminology, such as “anticipate,” “estimate,” “expect,” “foresee,” “may,” “might,” “will,” “would,” “could” or “intend,” future or conditional verb tenses, and variations or negatives of such terms.

All forward-looking statements, expressed or implied, included in this press release are expressly qualified in their entirety by the cautionary statements contained or referred to herein. Any forward-looking statement speaks only as of the date of this press release, and neither Business First nor Pedestal undertake any obligation, and each specifically declines any obligation, to revise or update these forward-looking statements, whether as a result of new information, future developments or otherwise.

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